UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Calamos Global Convertible and Dynamic Income Trust

(Exact name of registrant as specified in its charter)

Delaware	87-4707449
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2020 Calamos Court, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:

Common Shares of Beneficial Interest With No Par Value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number pursuant to which this form relates (if applicable): 333-257793

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

Reference is hereby made to the section entitled “Description of Securities” in Part A of the Registration Statement on Form N-2 of Calamos Global Convertible and Dynamic Income Trust, as filed with the Securities and Exchange Commission on July 9, 2021, as amended March 7, 2022, March 18, 2022 and March 29, 2022, which description is incorporated herein by reference, and as may be amended further (Securities Act File No. 333-257793 and Investment Company Act File No. 811-23714).

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

[Signature Page Follows]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant:  Calamos Global Convertible and Dynamic Income Trust

Date:  April 22, 2022

By:	/s/ J. Christopher Jackson
J. Christopher Jackson
Vice President and Secretary